Exhibit 99.1

FOR IMMEDIATE RELEASE

MONDAY, AUGUST 10, 2020

SOTHERLY HOTELS INC. REPORTS FINANCIAL RESULTS

FOR THE SECOND QUARTER ENDED JUNE 30, 2020

Williamsburg, Virginia – August 10, 2020 – Sotherly Hotels Inc. (NASDAQ: SOHO), (“Sotherly” or the “Company”), a self-managed and self-administered lodging real estate investment trust (a “REIT”), today reported its consolidated results for the second quarter ended June 30, 2020. The Company’s results include the following*:

	Three Months Ended		Six Months Ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
	($ in thousands except per share data)		($ in thousands except per share data)
Total Revenue	$5,294	$51,541	$42,502	$98,931
Net loss available to common stockholders	(17,125)	(732)	(31,448)	(2,385)

EBITDA	(6,637)	12,006	(5,031)	23,168
Hotel EBITDA	(5,209)	15,582	(149)	28,754

FFO available to common stockholders and unitholders	(13,532)	4,302	(24,099)	8,290
Adjusted FFO available to common stockholders and unitholders	(13,297)	7,177	(16,923)	11,955

Net loss per common share	$(1.20)	$(0.05)	$(2.20)	$(0.18)
FFO per common share and unit	$(0.87)	$0.28	$(1.56)	$0.54
Adjusted FFO per common share and unit	$(0.86)	$0.47	$(1.09)	$0.78

(*)  Earnings before interest, taxes, depreciation and amortization (“EBITDA”), hotel EBITDA, funds from operations (“FFO”) available to common stockholders and unitholders, adjusted FFO available to common stockholders and unitholders, FFO per common share and unit and adjusted FFO per common share and unit are non-GAAP financial measures. See further discussion of these non-GAAP measures, including definitions related thereto, and reconciliations to net income (loss) later in this press release. The Company is the sole general partner of Sotherly Hotels LP, a Delaware limited partnership (the “Operating Partnership”), and all references in this release to the “Company”, “Sotherly”, “we”, “us” and “our” refer to Sotherly Hotels Inc., its Operating Partnership and its subsidiaries and predecessors, unless the context otherwise requires or it is otherwise indicated.

COVID-19 UPDATE

The impact of the COVID-19 pandemic on the hospitality industry has been significant, with demand for hotel rooms in all of the markets the Company operates significantly reduced and occupancy rates reaching historic lows. We experienced a substantial decline in our revenues, profitability, and cash flows from operations during the second quarter of 2020. While the extent and duration of the negative effects resulting from COVID-19 on the Company’s business are highly uncertain and difficult to predict, we expect materially adverse effects on our operations and financial results to continue until travel and business restrictions are eased, stay-at-home directives and travel orders are lifted, consumer confidence is restored and an economic recovery commences. The COVID-19 pandemic has also significantly increased economic uncertainty and has led to disruption and volatility in the global capital markets, which could increase our cost of, and limit accessibility to, capital.

In response to the impact of COVID-19 on the hospitality industry and the Company’s operations, we have taken the following health and safety and cost-reduction measures at the property and corporate levels:

•

Implemented enhanced cleaning protocols at all of our facilities to maintain a clean and safe environment for our employees and guests at our hotels as well as our corporate staff. We are also closely monitoring statements and reports issued by the

Centers for Disease Control and Prevention (CDC), WHO, and local health agencies for the latest developments related to COVID-19 and following their guidance on the appropriate health and safety measures at our hotels;

•

All our hotels (other than the rental programs at our condominium hotels) remained open for business to serve the needs of the community and to enable quicker ramp-up processes once travel bans are lifted and in anticipation of normal travel resuming;

•

Implemented aggressive cost control measures at the property-level working in concert with our managing company partners in order to minimize the impact on profitability, including “shrinking” the footprint of our properties and reducing staffing levels;

•	Seeking to rebook group business for the second half of 2020;
•	Deferring all non-essential capital expenditures at our properties;
•

Significantly reducing corporate G&A, including immediate reductions in compensation and benefits for all corporate staff, and the voluntary waiver by the Company’s Board of Directors of its director fees for the quarter;

•	Suspending our regular quarterly cash common stock dividends in order to preserve liquidity; and
•	Deferring payment of the dividends for our Series B, C, and D preferred stock.

ESTIMATED MONTHLY CASH USE

The Company estimates the average monthly cash use across its portfolio for the third quarter to be approximately $1.80 to $1.90 million (excluding capital investments) based on the following assumptions:

•	Average hotel-level monthly cash use of approximately $0.40 to $0.45 million;
•	Corporate-level monthly G&A cash use of $0.35 to $0.40 million; and
•	Corporate finance-related monthly cash use of $1.05 million, which includes principal and interest payments on the Company’s outstanding mortgage debt.

HIGHLIGHTS

•

RevPAR.  Room revenue per available room (“RevPAR”) for the Company’s composite portfolio, which includes the Hyatt Centric Arlington and the rooms participating in our rental programs at the Hyde Resort & Residences and the Hyde Beach House Resort and Residences, during the three-month period ending June 30, 2020, decreased 89.9% over the three months ended June 30, 2019, to $12.91 reflecting a 86.2% decrease in occupancy and a 27.0% decrease in average daily rate (“ADR”). For the six-month period ending June 30, 2020, RevPAR decreased 59.6% over the six months ended June 30, 2019, to $50.50 driven by a 57.0% decrease in occupancy and a 6.0% decrease in ADR.

•

Revenue.  For the three-month period ending June 30, 2020, total revenue decreased 89.7% over the three-month period ending June 30, 2019.  For the six-month period ending June 30, 2020, total revenue decreased 57.0% or by approximately $56.4 million to approximately $42.5 million, as compared to approximately $98.9 million for the six-month period ending June 30, 2019.

•

Common Dividends. As approved by its Board of Directors, the Company has suspended its regular quarterly cash dividend in order to preserve liquidity. Accordingly, the Company did not pay a dividend on its common stock and common units for the quarter ended June 30, 2020. The Board of Directors will continue to monitor the situation and assess future quarterly common dividend declarations.  Per the terms of the Company’s preferred stock, the Company cannot make any common dividend payments unless full cumulative distributions have been declared and paid for past distribution periods for each series of preferred stock.

•

Hotel EBITDA. The Company generated hotel EBITDA of approximately $(5.2) million during the three-month period ending June 30, 2020. Hotel EBITDA decreased 133.4%, or approximately ($20.8) million, over the three months ended June 30, 2019.  For the six-month period ending June 30, 2020, hotel EBITDA decreased 100.5%, or approximately $(28.9) million, over the six months ended June 30, 2019.

•

Adjusted FFO available to common stockholders and unitholders. For the three-month period ending June 30, 2020, adjusted FFO available to common stockholders and unitholders decreased 285.3%, or approximately $(20.5) million, over the three months ended June 30, 2019. For the six-month period ending June 30, 2020, adjusted FFO available to common stockholders and unitholders decreased 241.6% or approximately $(28.9) million over the six months ended June 30, 2019.

Dave Folsom, President and Chief Executive Officer, of Sotherly Hotels Inc., commented, “While March saw the pandemic unfold and impact both our Company and the industry, the second quarter witnessed much broader effects and resulted in the worst financial operating quarter in the 63-year history of the Company.  The environment was characterized by mass cancellations and little to no pickup in reservations, while many of our markets were concurrently coming under siege from massive civil protests and disruptions.  At the end of the first quarter we made difficult, but nonetheless needed, changes to staffing levels throughout the portfolio and at the corporate headquarters. Reduced staffing remains in effect and is expected to continue until demand resumes. In addition, we continue to seek extended payment terms and covenant waivers with our mortgage lenders.  We have begun to see signs of demand returning, particularly with respect to the leisure segment at our properties. The pace of net cancellations has declined, and we believe this points to better booking trends in the future.  New or expanded government assistance programs and policies, as well as prospective vaccine introduction, would have the potential to materially change the outlook for our industry moving forward. In the interim, challenges will remain for our portfolio and we will continue to take measures to address them.”

Balance Sheet/Liquidity

As of June 30, 2020, the Company had approximately $24.9 million of available cash and cash equivalents, of which approximately $6.4 million was reserved for real estate taxes, insurance, capital improvements and certain other expenses or otherwise restricted. The Company had principal balances of approximately $369.9 million in outstanding debt, net, at a weighted average interest rate of approximately 4.59%.

Other Developments

We have entered into various forbearance and loan modification agreements with our lenders for the mortgage loans secured by our hotels located in Laurel, MD, Savannah, GA, Wilmington, NC, Philadelphia, PA, Houston, TX, Jacksonville, FL, Jeffersonville, IN, Raleigh, NC, Tampa, FL, and Arlington, VA.  These agreements generally allow us to defer payments of principal and interest for periods beginning in April 2020 and extending through to various dates ending between June 2020 and March 2021.  We are currently in negotiations with the lenders for the mortgage loans secured by our remaining hotels, including two in which we are in default, and may seek additional concessions from our lenders as existing payment extensions and deferrals expire, to the extent warranted by market conditions and the financial performance of our hotels.  There can be no assurance that we will be able to reach agreement with all of our lenders or that additional concessions, if needed, can be negotiated on terms that are acceptable.

2020 Outlook

On March 9, 2020, the Company withdrew its previously announced guidance for 2020.  Due to the uncertainties related to the COVID-19 pandemic and its impact on travel, the Company is unable to provide guidance for 2020.

Earnings Call/Webcast

The Company will conduct its second quarter 2020 conference call for investors and other interested parties at 10:00 a.m. Eastern Time on Monday, August 10, 2020. The conference call will be accessible by telephone and through the Internet. Interested individuals are invited to listen to the call by telephone at 888-339-0107 (United States) or 855-669-9657 (Canada) or +1 412-902-4188 (International). To participate on the webcast, log on to www.sotherlyhotels.com at least 15 minutes before the call to download the necessary software. For those unable to listen to the call live, a taped rebroadcast will be available beginning one hour after completion of the live call on August 10 through August 10, 2021. To access the rebroadcast, dial 877-344-7529 and enter conference number 10145834.  A replay of the call also will be available on the Internet at www.sotherlyhotels.com until August 10, 2021.

About Sotherly Hotels Inc.

Sotherly Hotels Inc. is a self-managed and self-administered lodging REIT focused on the acquisition, renovation, upbranding and repositioning of upscale to upper-upscale full-service hotels in the Southern United States. Currently, the Company’s portfolio consists of investments in twelve hotel properties, comprising 3,156 rooms, as well as interests in two condominium hotels and their associated rental programs. The Company owns hotels that operate under the Hilton Worldwide, Hyatt Hotels Corporation, and Marriott International, Inc. brands, as well as independent hotels. Sotherly Hotels Inc. was organized in 2004 and is headquartered in Williamsburg, Virginia. For more information, please visit www.sotherlyhotels.com.

Contact at the Company:

Mack Sims

Vice President – Operations & Investor Relations

Sotherly Hotels Inc.

306 South Henry Street, Suite 100

Williamsburg, Virginia 23185

757.229.5648

Forward-Looking Statements

This news release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and as such may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements, which are based on certain assumptions and describe our current strategies, expectations, and future plans are generally identified by our use of words, such as “intend,” “plan,” “may,” “should,” “will,” “project,” “estimate,” “anticipate,” “believe,” “expect,” “continue,” “potential,” “opportunity,” and similar expressions, whether in the negative or affirmative, but the absence of these words does not necessarily mean that a statement is not forward-looking.  All statements regarding our expected financial position, business and financing plans are forward-looking statements.

Currently, one of the most significant factors that could cause actual outcomes to differ materially from the Company’s forward-looking statements is the potential increased adverse effect of COVID-19 on the Company’s business, financial performance and condition, operating results and cash flows, the real estate market and the hospitality industry specifically, and the global economy and financial markets. The significance, extent and duration of the impacts caused by the COVID-19 outbreak on the Company will depend on future developments, which are highly uncertain and cannot be predicted with confidence at this time, including the scope, severity and duration of the pandemic, the extent and effectiveness of the actions taken to contain the pandemic or mitigate its impact, the Company’s ability to negotiate forbearance and/or modifications agreements with its lenders on acceptable terms, or at all, and the direct and indirect economic effects of the pandemic and containment measures, among others. Moreover, investors are cautioned to interpret many of the risks identified under the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 as being heightened as a result of the ongoing and numerous adverse impacts of COVID-19. Such additional factors include, but are not limited to, the ability of the Company to effectively acquire and dispose of properties; the ability of the Company to implement its operating strategy; changes in general political, economic and competitive conditions and specific market conditions; reduced business and leisure travel due to travel-related health concerns, including the widespread outbreak of COVID-19 or any other infectious or contagious diseases in the U.S. or abroad; adverse changes in the real estate and real estate capital markets; financing risks; litigation risks; regulatory proceedings or inquiries; and changes in laws or regulations or interpretations of current laws and regulations that impact the Company’s business, assets or classification as a REIT. Although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore there can be no assurance that such statements included in this report will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the results or conditions described in such statements or the objectives and plans of the Company will be achieved. Additional factors which could have a material adverse effect on our operations and future prospects include, but are not limited to: national and local economic and business conditions that affect occupancy rates and revenues at our hotels and the demand for hotel products and services; the adverse effect of the novel coronavirus on the U.S., regional and global economies, travel, the hospitality industry, and the financial condition and results of operation of the Company; risks associated with civil unrest or disorder that could adversely impact demand for hotel rooms in our markets or result in damage to our hotels; risks associated with the hotel industry, including competition and new supply of hotel rooms, increases in wages, energy costs and other operating costs; risks associated with adverse weather conditions, including hurricanes; the availability and terms of financing and capital and the general volatility of the securities markets; risks associated with the level of our indebtedness and our ability to meet covenants in our debt agreements and, if necessary, to refinance or seek an extension of the maturity of such indebtedness or modify such debt agreements; management and performance of our hotels; risks associated with maintaining our system of internal controls; risks associated with the conflicts of interest of the Company’s officers and directors; risks associated with redevelopment and repositioning projects, including delays and cost overruns; supply and demand for hotel rooms in our current and proposed market areas; risks associated with our ability to maintain our franchise agreements with our third party franchisors; and our ability to maintain adequate insurance coverage.

Additional factors that could cause actual results to vary from our forward-looking statements are set forth under the section titled “Risk Factors” in our Annual Report on Form 10-K, in this report and subsequent reports filed with the Securities and Exchange Commission.  The Company undertakes no obligation to and does not intend to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Although the Company believes its current expectations to be based upon reasonable assumptions, it can give no assurance that its expectations will be attained or that actual results will not differ materially.

Financial Tables Follow…

SOTHERLY HOTELS INC.

CONSOLIDATED BALANCE SHEETS

	June 30, 2020	December 31, 2019

ASSETS
Investment in hotel properties, net	$436,890,062	$443,267,448
Cash and cash equivalents	18,520,897	23,738,066
Restricted cash	6,402,032	4,246,170
Accounts receivable, net	2,289,460	4,812,479
Accounts receivable - affiliate	58,555	101,771
Prepaid expenses, inventory and other assets	7,970,698	5,648,772
Deferred income taxes	—	5,412,084
TOTAL ASSETS	$472,131,704	$487,226,790
LIABILITIES
Mortgage loans, net	$357,051,526	$358,633,884
Unsecured notes, net	10,719,100	-
Accounts payable and accrued liabilities	30,788,625	20,189,903
Advance deposits	1,559,496	2,785,338
Dividends and distributions payable	4,277,071	4,210,494
TOTAL LIABILITIES	$404,395,818	$385,819,619
Commitments and contingencies	—	—
EQUITY
Sotherly Hotels Inc. stockholders’ equity
Preferred stock, $0.01 par value, 11,000,000 shares authorized:
8.0% Series B cumulative redeemable perpetual preferred stock, liquidation preference $25 per share, 1,610,000 shares each issued and outstanding at June 30, 2020 and December 31, 2019, respectively.	16,100	16,100
7.875% Series C cumulative redeemable perpetual preferred stock, liquidation preference $25 per share, 1,554,610 shares each issued and outstanding at June 30, 2020 and December 31, 2019, respectively.	15,546	15,546
8.25% Series D cumulative redeemable perpetual preferred stock, liquidation preference $25 per share, 1,200,000 shares each issued and outstanding at June 30, 2020 and December 31, 2019, respectively.	12,000	12,000
Common stock, par value $0.01, 69,000,000 shares authorized, 14,881,267 shares issued and outstanding at June 30, 2020 and 14,272,378 shares issued and outstanding at December 31, 2019.	148,812	142,723
Additional paid-in capital	180,200,464	180,515,861
Unearned ESOP shares	(3,976,951)	(4,105,637)
Distributions in excess of retained earnings	(105,129,724)	(73,990,690)
Total Sotherly Hotels Inc. stockholders’ equity	71,286,247	102,605,903
Noncontrolling interest	(3,550,361)	(1,198,732)
TOTAL EQUITY	67,735,886	101,407,171
TOTAL LIABILITIES AND EQUITY	$472,131,704	$487,226,790

SOTHERLY HOTELS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
REVENUE
Rooms department	$3,885,820	$36,356,324	$28,630,743	$69,308,196
Food and beverage department	155,192	10,863,633	8,299,166	20,586,757
Other operating departments	1,252,895	4,320,744	5,572,462	9,036,054
Total revenue	5,293,907	51,540,701	42,502,371	98,931,007
EXPENSES
Hotel operating expenses
Rooms department	1,751,374	8,418,413	8,834,565	16,199,852
Food and beverage department	119,901	7,621,331	6,732,207	14,758,164
Other operating departments	701,608	1,745,311	2,973,236	3,655,446
Indirect	7,929,765	18,173,700	24,111,606	35,563,380
Total hotel operating expenses	10,502,648	35,958,755	42,651,614	70,176,842
Depreciation and amortization	4,993,107	5,108,375	9,975,983	11,137,110
Gain on disposal of assets	(451)	31,179	(451)	27,171
Corporate general and administrative	1,227,808	1,554,934	3,107,933	3,239,378
Total hotel operating expenses	16,723,112	42,653,243	55,735,079	84,580,501
NET OPERATING (LOSS) INCOME	(11,429,205)	8,887,458	(13,232,708)	14,350,506
Other income (expense)
Interest expense	(4,719,796)	(5,088,121)	(9,281,636)	(10,393,235)
Interest income	72,001	155,512	132,366	254,808
Loss on early extinguishment of debt	—	(1,152,356)	—	(1,152,356)
Unrealized loss on hedging activities	(214,876)	(837,822)	(1,800,508)	(1,328,432)
Gain on involuntary conversion of assets	14,168	—	26,607	161,334
Net (loss) income before income taxes	(16,277,708)	1,964,671	(24,155,879)	1,892,625
Income tax provision	(23,362)	(815,356)	(5,477,396)	(1,133,513)
Net (loss) income before income taxes	(16,301,070)	1,149,315	(29,633,275)	759,112
Less: Net loss attributable to noncontrolling interest	1,365,368	91,356	2,562,783	298,305
Net (loss) income attributable to the Company	(14,935,702)	1,240,671	(27,070,492)	1,057,417
Distributions to preferred stockholders	(2,188,910)	(1,972,382)	(4,377,821)	(3,442,890)
Net loss available to common stockholders	$(17,124,612)	$(731,711)	$(31,448,313)	$(2,385,473)
Net loss per share available to common stockholders
Basic	$(1.20)	$(0.05)	$(2.20)	$(0.18)
Weighted average number of common shares outstanding
Basic	14,303,119	13,626,435	14,274,668	13,618,688

SOTHERLY HOTELS INC.

KEY OPERATING METRICS

(unaudited)

The following tables illustrate the key operating metrics for the three months ended June 30, 2020 and 2019, respectively, for the Company’s twelve wholly-owned properties (“actual” portfolio metrics), as well as the twelve wholly-owned properties in the portfolio that were under the Company’s control during the three and six months ended June 30, 2020 and the corresponding periods in 2019 (“same-store” portfolio metrics). Accordingly, the actual data does not include the participating condominium hotel rooms the Hyde Beach House Resort & Residences, and the same-store data does not include the performance of the participating condominium hotel rooms at the Hyde Beach House Resort & Residences.  The composite portfolio metrics represent the Company’s twelve wholly-owned properties and the participating condominium hotel rooms at the Hyde Resort & Residences and the Hyde Beach House Resort & Residences during the three and six months ended June 30, 2020 and the corresponding period in 2019.

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Actual Portfolio Metrics
Occupancy %	11.5%	77.4%	33.0%	73.8%
ADR	$117.60	$163.48	$151.23	$164.47
RevPAR	$13.53	$126.59	$49.85	$121.33
Same-Store Portfolio Metrics
Occupancy %	12.1%	76.2%	33.2%	73.0%
ADR	$118.36	$155.65	$149.95	$159.76
RevPAR	$14.29	$118.62	$49.82	$116.61
Composite Portfolio Metrics
Occupancy %	10.5%	76.3%	31.4%	73.1%
ADR	$122.51	$167.87	$160.71	$170.91
RevPAR	$12.91	$128.05	$50.50	$124.97

SOTHERLY HOTELS INC.

SUPPLEMENTAL DATA

(unaudited)

The following tables illustrate the key operating metrics for the three and six months ended June 30, 2020, 2019 and 2018, respectively, for each of the Company’s wholly-owned properties during each respective reporting period, irrespective of ownership percentage during any period.

Occupancy

	Q2 2020	Q2 2019	Q2 2018
	YTD	YTD	YTD
The DeSoto Savannah, Georgia	9.2%	75.0%	74.6%
	24.5%	69.4%	65.7%
DoubleTree by Hilton Jacksonville Riverfront Jacksonville, Florida	16.8%	82.8%	84.8%
	43.0%	82.9%	84.6%
DoubleTree by Hilton Laurel Laurel, Maryland	16.0%	80.2%	79.5%
	32.3%	70.8%	65.2%
DoubleTree by Hilton Philadelphia Airport Philadelphia, Pennsylvania	12.2%	85.1%	86.3%
	32.6%	75.1%	78.8%
DoubleTree by Hilton Raleigh Brownstone – University Raleigh, North Carolina	8.2%	81.3%	81.9%
	32.3%	76.6%	76.7%
DoubleTree Resort by Hilton Hollywood Beach Hollywood, Florida	7.0%	73.8%	73.5%
	34.5%	76.0%	75.6%
Georgian Terrace Atlanta, Georgia	3.7%	70.9%	74.8%
	26.1%	73.0%	69.2%
Hotel Alba Tampa, Tapestry Collection by Hilton Tampa, Florida	9.2%	70.5%	76.8%
	38.3%	75.1%	83.7%
Hotel Ballast Wilmington, Tapestry Collection by Hilton Wilmington, North Carolina	14.5%	78.2%	69.9%
	31.2%	70.3%	60.7%
Hyatt Centric Arlington (1) Arlington, Virginia	6.4%	88.4%	89.2%
	30.6%	80.7%	80.8%
Sheraton Louisville Riverside Jeffersonville, Indiana	36.4%	75.6%	68.9%
	43.7%	64.9%	60.3%
The Whitehall Houston, Texas	8.6%	64.5%	67.7%
	30.6%	64.5%	62.7%
Hyde Resort & Residences (2) Hollywood Beach, Florida	4.0%	53.9%	43.2%
	24.6%	61.0%	47.7%
Hyde Beach House Resort & Residences (2) Hollywood Beach, Florida	1.2%	-	-
	7.7%	-	-
All properties weighted average (1)	10.5%	76.3%	75.6%
	31.4%	73.1%	71.0%

(1)

Includes operating results under previous ownership.  Results for periods prior to the Company’s ownership were provided by prior owners of the hotel and have not been audited or confirmed by the Company.

(2)	Reflects only those condominium units participating in our rental program for the period.

ADR

	Q2 2020	Q2 2019	Q2 2018
	YTD	YTD	YTD
The DeSoto Savannah, Georgia	$162.10	$190.12	$191.37
	$163.42	$185.63	$185.91
DoubleTree by Hilton Jacksonville Riverfront Jacksonville, Florida	$123.34	$139.46	$143.08
	$142.28	$142.87	$143.69
DoubleTree by Hilton Laurel Laurel, Maryland	$80.65	$112.76	$113.85
	$94.61	$111.40	$112.03
DoubleTree by Hilton Philadelphia Airport Philadelphia, Pennsylvania	$107.98	$163.31	$147.86
	$114.58	$147.02	$139.32
DoubleTree by Hilton Raleigh Brownstone – University Raleigh, North Carolina	$107.34	$146.19	$137.65
	$132.57	$141.54	$135.77
DoubleTree Resort by Hilton Hollywood Beach Hollywood, Florida	$117.88	$161.72	$164.99
	$228.20	$197.24	$196.45
Georgian Terrace Atlanta, Georgia	$191.68	$190.59	$178.44
	$201.14	$220.76	$184.25
Hotel Alba Tampa, Tapestry Collection by Hilton Tampa, Florida	$128.14	$128.69	$121.79
	$160.37	$136.69	$132.04
Hotel Ballast Wilmington, Tapestry Collection by Hilton Wilmington, North Carolina	$156.80	$172.00	$156.69
	$146.93	$156.88	$146.03
Hyatt Centric Arlington (1) Arlington, Virginia	$104.91	$223.78	$211.29
	$163.70	$202.50	$191.56
Sheraton Louisville Riverside Jeffersonville, Indiana	$92.92	$132.00	$141.53
	$99.55	$124.21	$132.53
The Whitehall Houston, Texas	$104.31	$146.77	$146.91
	$141.58	$146.46	$147.00
Hyde Resort & Residences (2) Hollywood Beach, Florida	$295.94	$290.49	$290.13
	$333.26	$315.72	$326.83
Hyde Beach House Resort & Residences (2) Hollywood Beach, Florida	$304.65	$-	$-
	$338.65	$-	$-
All properties weighted average (1)	$122.51	$167.87	$162.93
	$160.71	$170.91	$164.70

(1)

Includes operating results under previous ownership.  Results for periods prior to the Company’s ownership were provided by prior owners of the hotel and have not been audited or confirmed by the Company.

(2)	Reflects only those condominium units participating in our rental program for the period.

RevPAR

	Q2 2020	Q2 2019	Q2 2018
	YTD	YTD	YTD
The DeSoto Savannah, Georgia	$14.84	$142.65	$142.74
	$40.11	$128.87	$122.16
DoubleTree by Hilton Jacksonville Riverfront Jacksonville, Florida	$20.75	$115.49	$121.40
	$61.24	$118.42	$121.52
DoubleTree by Hilton Laurel Laurel, Maryland	$12.91	$90.48	$90.55
	$30.52	$78.91	$73.00
DoubleTree by Hilton Philadelphia Airport Philadelphia, Pennsylvania	$13.17	$139.06	$127.66
	$37.40	$110.41	$109.72
DoubleTree by Hilton Raleigh Brownstone – University Raleigh, North Carolina	$8.77	$118.79	$112.70
	$42.82	$108.41	$104.08
DoubleTree Resort by Hilton Hollywood Beach Hollywood, Florida	$8.29	$119.31	$121.28
	$78.65	$149.93	$148.58
Georgian Terrace Atlanta, Georgia	$7.08	$135.06	$133.53
	$52.56	$161.26	$127.54
Hotel Alba Tampa, Tapestry Collection by Hilton Tampa, Florida	$11.84	$90.67	$93.57
	$61.44	$102.60	$110.47
Hotel Ballast Wilmington, Tapestry Collection by Hilton Wilmington, North Carolina	$22.80	$134.42	$109.56
	$45.79	$110.34	$88.63
Hyatt Centric Arlington (1) Arlington, Virginia	$6.71	$197.73	$188.46
	$50.03	$163.49	$154.70
Sheraton Louisville Riverside Jeffersonville, Indiana	$33.84	$99.81	$97.50
	$43.49	$80.60	$79.91
The Whitehall Houston, Texas	$8.97	$94.61	$99.46
	$43.30	$94.49	$92.14
Hyde Resort & Residences (2) Hollywood Beach, Florida	$11.73	$156.48	$125.44
	$81.91	$192.65	$155.97
Hyde Beach House Resort & Residences (2) Hollywood Beach, Florida	$3.56	$-	$-
	$26.05	$-	$-
All properties weighted average (1)	$12.91	$128.05	$123.17
	$50.50	$124.97	$116.96

(1)

Includes operating results under previous ownership.  Results for periods prior to the Company’s ownership were provided by prior owners of the hotel and have not been audited or confirmed by the Company.

(2)	Reflects only those condominium units participating in our rental program for the period.

SOTHERLY HOTELS INC.

RECONCILIATION OF NET LOSS TO

FFO, Adjusted FFO, EBITDA and Hotel EBITDA

(unaudited)

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Net loss available to common stockholders	$(17,124,612)	$(731,711)	$(31,448,313)	$(2,385,473)
Add: Net loss attributable to noncontrolling interest	(1,365,368)	(91,356)	(2,562,783)	(298,305)
Depreciation and amortization - real estate	4,972,125	5,094,339	$9,939,574	11,108,206
Gain on involuntary conversion of assets	(14,168)	—	(26,607)	(161,334)
(Gain) loss on disposal of assets	(451)	31,179	(451)	27,171
FFO available to common stockholders and unitholders	$(13,532,474)	$4,302,451	$(24,098,580)	$8,290,265
Decrease in deferred income taxes	—	870,265	5,412,084	1,154,944
Amortization	20,982	14,036	36,409	28,904
Termination fee	—	—	(72,960)	—
Loss on early extinguishment of debt	—	1,152,356	—	1,152,356
Unrealized loss on hedging activities	214,876	837,822	1,800,508	1,328,432
Adjusted FFO available to common stockholders and unitholders	$(13,296,616)	$7,176,930	$(16,922,539)	$11,954,901

Weighted average number of shares outstanding, basic	14,303,119	13,626,435	14,274,668	13,618,688

Weighted average number of non-controlling units	1,181,501	1,778,140	1,210,345	1,778,140

Weighted average number of shares and units outstanding, basic	15,484,620	15,404,575	15,485,013	15,396,828

FFO per common share and unit	$(0.87)	$0.28	$(1.56)	$0.54

Adjusted FFO per common share and unit	$(0.86)	$0.47	$(1.09)	$0.78

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Net loss available to common stockholders	$(17,124,612)	$(731,711)	$(31,448,313)	$(2,385,473)
Add: Net loss attributable to noncontrolling interest	(1,365,368)	(91,356)	(2,562,783)	(298,305)
Interest expense	4,719,796	5,088,121	9,281,636	10,393,235
Interest income	(72,001)	(155,512)	(132,366)	(254,808)
Income tax provision	23,362	815,356	5,477,396	1,133,513
Depreciation and amortization	4,993,107	5,108,375	9,975,983	11,137,110
Distributions to preferred stockholders	2,188,910	1,972,382	4,377,821	3,442,890
EBITDA	(6,636,806)	12,005,655	(5,030,626)	23,168,162
(Gain) loss on disposal of assets	(451)	31,179	(451)	27,171
Loss on early extinguishment of debt	—	1,152,356	—	1,152,356
Gain on involuntary conversion of assets	(14,168)	—	(26,607)	(161,334)
Subtotal	(6,651,425)	13,189,190	(5,057,684)	24,186,355
Corporate general and administrative	1,227,808	1,554,934	3,107,933	3,239,378
Unrealized loss on hedging activities	214,876	837,822	1,800,508	1,328,432
Hotel EBITDA	$(5,208,741)	$15,581,946	$(149,243)	$28,754,165

Non-GAAP Financial Measures

The Company considers the non-GAAP measures of FFO (including FFO per share), EBITDA and hotel EBITDA to be key supplemental measures of the Company’s performance and could be considered along with, not alternatives to, net income (loss) as a measure of the Company’s performance. These measures do not represent cash generated from operating activities determined by generally accepted accounting principles (“GAAP”) or amounts available for the Company’s discretionary use and should not be considered alternative measures of net income, cash flows from operations or any other operating performance measure prescribed by GAAP.

FFO

Industry analysts and investors use Funds from Operations (“FFO”), as a supplemental operating performance measure of an equity REIT. FFO is calculated in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). FFO, as defined by NAREIT, represents net income or loss determined in accordance with GAAP, excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus certain non-cash items such as real estate asset depreciation and amortization, and after adjustment for any noncontrolling interest from unconsolidated partnerships and joint ventures. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by itself.

The Company considers FFO to be a useful measure of adjusted net income (loss) for reviewing comparative operating and financial performance because we believe FFO is most directly comparable to net income (loss), which remains the primary measure of performance, because by excluding gains or losses related to sales of previously depreciated operating real estate assets and excluding real estate asset depreciation and amortization, FFO assists in comparing the operating performance of a company’s real estate between periods or as compared to different companies. Although FFO is intended to be a REIT industry standard, other companies may not calculate FFO in the same manner as we do, and investors should not assume that FFO as reported by us is comparable to FFO as reported by other REITs.

Adjusted FFO

The Company presents adjusted FFO, including adjusted FFO per share and unit, which adjusts for certain additional items including changes in deferred income taxes, any unrealized gain (loss) on hedging instruments or warrant derivative, loan impairment losses, losses on early extinguishment of debt, aborted offering costs, loan modification fees, franchise termination costs, costs associated with the departure of executive officers, litigation settlement, over-assessed real estate taxes on appeal, management contract termination costs and change in control gains or losses. We exclude these items as we believe it allows for meaningful comparisons between periods and among other REITs and is more indicative than FFO of the on-going performance of our business and assets. Our calculation of adjusted FFO may be different from similar measures calculated by other REITs.

EBITDA

The Company believes that excluding the effect of non-operating expenses and non-cash charges, and the portion of those items related to unconsolidated entities, all of which are also based on historical cost accounting and may be of limited significance in evaluating current performance, can help eliminate the accounting effects of depreciation and financing decisions and facilitate comparisons of core operating profitability between periods and between REITs, even though EBITDA also does not represent an amount that accrued directly to shareholders.

Hotel EBITDA

The Company defines hotel EBITDA as net income or loss excluding: (1) interest expense, (2) interest income, (3) income tax provision or benefit, (4) equity in the income or loss of equity investees, (5) unrealized gains and losses on derivative instruments not included in other comprehensive income, (6) gains and losses on disposal of assets, (7) realized gains and losses on investments, (8) impairment of long-lived assets or investments, (9) loss on early debt extinguishment, (10) gains or losses on change in control, (11) gain on exercise of development right, (12) corporate general and administrative expense, (13) depreciation and amortization, (14) gains and losses on involuntary conversions of assets, (15) distributions to preferred stockholders and (16) other operating revenue not related to our wholly-owned portfolio.  We believe this provides a more complete understanding of the operating results over which our wholly-owned hotels and its operators have direct control.  We believe hotel EBITDA provides investors with supplemental information on the on-going operational performance of our hotels and the effectiveness of third-party management companies operating our business on a property-level basis. The Company’s calculation of hotel EBITDA may be different from similar measures calculated by other REITs.